Exhibit 21.01

DOMESTIC SUBSIDIARIES

Broad-Atlantic Associates, LLC (DE)	IDT Spectrum, LLC (DE)
Broad-Atlantic Realty, LLC (DE)	IDT Stored Value Services, Inc. (DE)
Dipchip Corp. (NY)	IDT Telecom, Inc. (DE)
Entrix Telecom, Inc. (DE)	IDT Wireless, Inc. (DE)
IDT 225 Old NB Road Holdings, Inc. (DE)	Innovative Communications Technologies, Inc.
IDT 225 Old NB Road, LLC (DE)	Net2Phone Cable Telephony, LLC (DE)
IDT 226 Old NB Road Holdings, Inc. (DE)	Net2Phone Global Services, LLC Net2Phone, Inc. (DE)
IDT 226 Old NB Road, LLC (DE)	Net2Phone, Inc.
IDT Advanced Communication Services, LLC (NJ)	PICUP, LLC (DE)
IDT America of Virginia, LLC (DE)	Telecard Network, L.L.C. (NJ)
IDT America, Corp. (NJ)	Touch-N-Buy, LLC (DE)
IDT Capital, Inc. (DE)	TúYo Mobile, LLC (DE)
IDT Domestic Telecom, Inc. (DE), NJ dba Mobiltalker	Union Telecard Alliance, LLC (DE)
IDT Domestic-Union, LLC (DE)	Union Telecard Arizona, LLC (NV)
IDT Financial Services, LLC (DE)	Union Telecard Connecticut, LLC (DE)
IDT International Telecom, Inc. (DE)	Union Telecom Texas LLC (TX)
IDT Investments Inc. (NV)	UTA Web Sales LLC (DE)
IDT Payment Serices of New York, LLC	Winstar Holdings, LLC (DE)
IDT Payment Serices, Inc.	Winstar Spectrum, LLC (DE)
IDT Spectrum, Inc. (DE)	Zedge Holdings, Inc. (DE)

FOREIGN SUBSIDIARIES

Name	Country of Formation
DirectTel Dutch Holdings B.V.	Netherlands
DYP C.V.	Netherlands
Expercom S.A.	Belgium
Homer Dutch Holdings B.V.	Netherlands
IDT Brasil Telecomunicações Ltda	Brazil
IDT Brazil Limitada	Brazil
IDT Card Services Ireland Limited	Ireland
IDT Chile S.A.	Chile
IDT Corporation de Argentina S.A.	Argentina
IDT Dutch Holdings B.V.	Netherlands
IDT Europe B.V.B.A.	Belgium
IDT Financial Services Holding Limited	Gibraltar
IDT Financial Services Limited	Gibraltar
IDT France SARL	France
IDT Germany GmbH	Germany
IDT Global Limited	United Kingdom
IDT Italia S.R.L.	Italy
IDT Netherlands B.V.	Netherlands
IDT Peru S.R.L.	Peru
IDT Retail Europe Limited	United Kingdom
IDT Switzerland GmbH	Switzerland
IDT Telecom Asia Pacific (Australia) PTY. LTD.	Australia
IDT Telecom Asia Pacific Limited	Hong Kong
IDT Telecom South Africa (PTY) LTD	South Africa
Interdirect Tel Limited	Ireland
Israel Energy Initiatives Ltd.	Israel
MJP C.V.	Netherlands
MST Dutch Holdings B.V.	Netherlands
NewPhone Dutch Holdings B.V.	Netherlands
Prepaid Cards B.V.B.A.	Belgium
Pryd Dutch Holdings B.V.	Netherlands
STA Dutch Holdings B.V.	Netherlands
Strategic Dutch Holdings B.V.	Netherlands
TimeTel Dutch Holdings B.V.	Netherlands
TLT Dutch Holdings B.V.	Netherlands
WorldTalk Dutch Holdings B.V.	Netherlands
Zedge Europe AS	Norway